Exhibit 10.3

SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT

This SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT, is made and entered into as of April 6, 2006 (this “Amendment”), by and between Edwards Lifesciences Corporation, a Delaware corporation (“Edwards”), and PLC Systems Inc., a Yukon Territory corporation (“PLC”). Certain capitalized terms used herein have the meanings ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the parties hereto have previously entered into a Shareholders Agreement, dated as of January 9, 2001, by and between Edwards and PLC and as amended by the First Amendment to Shareholders Agreement dated February 24, 2004 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement pursuant to Section 9.9 thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       AMENDMENT TO SECTION 1.1 OF THE AGREEMENT. Section 1.1 of the Agreement is hereby amended by deleting the definitions of “APPLICABLE LAW” and “EDWARDS DESIGNEE.”

2.                                       AMENDMENT TO SECTION 2.1 OF THE AGREEMENT. Section 2.1 of the Agreement is hereby deleted in its entirety and the following Section 2.1 is inserted in place thereof:

THE PLC BOARD OF DIRECTORS. PLC hereby agrees to take, at any time and from time to time, all action necessary and within its power such that the PLC Board shall consist of not more than ten directors.

3.                                       AMENDMENT TO SECTION 2.2 OF THE AGREEMENT. Section 2.2 of the Agreement is hereby deleted in its entirety and the following Section 2.2 is inserted in place thereof:

GENERAL COVENANT TO VOTE. PLC agrees to take all actions necessary at any time or from time to time to call, or to cause its subsidiaries or the appropriate officers or directors of its subsidiaries to call, one or more annual meetings of shareholders of its subsidiaries and to vote all securities Beneficially Owned or over which control or direction is exercised by PLC at any such annual meeting in favor of, or to consent by written consent in lieu of any such meeting to, the taking of any action  required by or to effect the intent of this Agreement.

4.                                       AMENDMENT TO SECTION 5.1 OF THE AGREEMENT. Section 5.1 of the Agreement is hereby amended by striking therefrom the word “fifth,” and replacing it with the word “sixth,” so that the expiration of the voting agreement shall be January 9, 2007.

5.                                       AMENDMENT TO SECTION 6.2(F) OF THE AGREEMENT. Section 6.2(f) of the Agreement is hereby deleted in its entirety and the following Section 6.2(f) is inserted in place thereof:

So long as Edwards and its Affiliates Beneficially Own at least 5% of the PLC Common Shares outstanding on a fully diluted basis, PLC shall use its best efforts to ensure that a majority of the Board of Directors is comprised of directors other than U.S. Shareholder-Appointed Directors, unless previously approved in writing by Edwards so long as it holds Equity Securities.

6.                                       MISCELLANEOUS.

6.1                                 Governing Law. This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

6.2                                 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same amendment, it being understood that the parties need not sign the same counterpart.

6.3                                 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.4                                 Ratification and Reaffirmation. Except as otherwise expressly provided herein, the Agreement remains in full force and effect unamended, and all of the terms and provisions of the Agreement, as modified by this Amendment, are hereby ratified and reaffirmed by Edwards and PLC. All references to the Agreement contained in the Agreement shall mean the Agreement as modified hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ John H. Kehl, Jr.
Name:	John H. Kehl, Jr.
Title:	Corporate Vice President,
Strategy and Business Development

PLC SYSTEMS INC.

By:	/s/ James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President &
Chief Financial Officer